UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 23, 2004

Fidelity Southern Corporation

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

022374	58-1416811

(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550	Atlanta, GA 30305

(Address of Principal Executive Offices)	(Zip Code)

(404) 639-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)

     The Board of Directors of Fidelity Bank has named H. Palmer Proctor, Jr., President of Fidelity Bank effective October 1, 2004. He was also named a member of Fidelity Bank’s Board of Directors. Mr. Proctor is currently the Senior Vice President of Commercial Lending of Fidelity Bank and has been with Fidelity Bank since 1990. Mr. Proctor was elected a Vice President of Fidelity Bank in 1993 and a Senior Vice President of Fidelity Bank in 2000. Mr. Proctor was elected a Vice President of the Registrant in 1996.

     Prior to Mr. Proctor’s election as President of Fidelity Bank, Mr. Proctor also served as the Branch Administrator, Operations Manager and Senior Vice President of Commercial Lending of Fidelity Bank. His responsibilities included oversight of the data processing, branch operations and commercial lending operations of the Bank. He is 37 years old.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Southern Corporation

Date: September 23, 2004	By:	/s/ Howard M. Griffith, Jr.

Howard M. Griffith, Jr.
	Its:	Chief Financial Officer